                                                                     Exhibit 1.1

                                                                [Execution copy]


                                     AMERCO

                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT


                                                                 August 30, 2001


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, NY  10281-1310

J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, NY 10017

Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, NC 28255


Dear Sirs:

      AMERCO, a Nevada corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and J.P. Morgan Securities Inc. (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to a Senior Indenture, dated as of April 1, 1999, as supplemented or amended from time to time (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by a Third Supplemental Indenture, to be dated as of August 30, 2001 (the "Third Supplemental Indenture") between the Company and the Trustee. As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $350,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Company shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement (or by the Company directly to the purchasers thereof). It is understood, however, that the Company may from time to time authorize the issuance of additional

Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

      This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes; provided, however, that nothing in this Agreement shall prevent the Company from selling the Notes directly to investors and other purchasers without the involvement of an Agent.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-48396) and pre-effective amendment no. 1 thereto for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to its acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s) for use in confirming sales of Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference (the "Incorporated Documents") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Company after the Registration Statement became effective and before any acceptance by the Company of an offer for the purchase of Notes and all applicable amendments and supplements thereto which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      As used in this Agreement, "Effective Date" means the date as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission.

      All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained", "included" or "stated" (or other references of like import) in the

Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.


SECTION 1. Appointment as Agent.

      (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf or to other agents, without the use of, or payment of commission to, any Agent, the Company hereby agrees that Notes will be sold exclusively to or through the Agents. To the extent that the Company appoints other agents to act on its behalf, or to assist it, in the placement of the Notes, the Company agrees that (i) it will promptly notify the Agents of such appointment and (ii) such appointment will be made on terms (including terms with respect to fees and commissions) substantially similar to the terms hereof.

      (b) Sale of Notes. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

      (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.

      (d) Solicitations as Agent. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Company, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

      (e) Reliance. The Company and the Agents agree that any Notes purchased from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

      (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

            (i) Due Incorporation and Foreign Qualification. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or other), results of operations, assets, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and none of the subsidiaries of the Company, other than any so identified in Schedule I to this Agreement, is a "significant subsidiary," as such term is defined in Rule 405 of the 1933 Act Regulations.

            (ii) Registration Statement and Prospectus; Incorporated Documents; Indenture. The Company meets the requirements for the use of Form S-3 under the 1933 Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission. The Registration Statement conformed, on the Effective Date or (with respect to Incorporated Documents) on the date of filing thereof with the Commission, in all material respects, to the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement on the Effective Date did not contain and on each Representation Date and on the Settlement Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on each Representation Date and on the Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the Effective Date, the date hereof, the Settlement Date and each Representation Date, the Indenture and the Third Supplemental Indenture conformed and will conform, as applicable, in all material respects with the requirements of the 1939 Act, and the applicable rules and regulations thereunder; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein (which information shall be determined as set forth in Section 9(b) hereof) or that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act.

            (iii) Accountants; Financial Statements. PricewaterhouseCoopers LLP, whose report is incorporated by reference in the Prospectus, are independent certified public accountants within the meaning of the 1933 Act and the 1933 Act Regulations. The financial statements and schedules (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and changes in financial condition of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles.

            (iv) Capital Stock. All of the issued shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable (except for the shares of capital stock of Oxford Life Insurance Company and Republic Western Insurance Company that are further assessable to the extent of their respective par values in accordance with Article 14, Section 11 of the Constitution of the State of Arizona) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (v) Authorization and Validity of this Agreement. The Company has all of the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.

            (vi) Authorization and Validity of the Notes. The Company has all of the requisite corporate power and authority to execute, issue and deliver the Notes and to incur and perform its obligations provided for therein; the Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of this Agreement, the Indenture and the Third Supplemental Indenture and delivered to and paid for by the purchasers thereof as provided for in this Agreement, will have been duly executed, authenticated (assuming due authentication by the Trustee), issued and delivered and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and the Third Supplemental Indenture and enforceable against the Company in accordance with their terms; and the Notes will conform in all material respects to the description thereof contained in the Prospectus.

            (vii) Authorization and Validity of the Indenture and the Third Supplemental Indenture. The Company has all of the requisite corporate power and authority to execute and deliver the Indenture and the Third Supplemental Indenture and to perform its obligations provided for therein; the Indenture and the Third Supplemental Indenture have been duly authorized by the Company and have been duly qualified under the 1939 Act, will be substantially in the form heretofore delivered to the Agents and, upon due execution and delivery by the Company, and assuming due execution and delivery by the Trustee, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and the Indenture and the Third Supplemental Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

            (viii) Material Changes. Except as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto), there has not been any material adverse change in, or adverse development which materially affects the condition (financial or other), results of operations, assets, business or prospects of the Company and its subsidiaries taken as a whole, from the date as of which information is given in the Prospectus.

            (ix) No Defaults; Regulatory Approvals. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its respective articles or certificate of incorporation or by-laws, or any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of their properties is subject, where such violation or default would have a Material Adverse Effect. The execution and delivery, fulfillment and consummation of the transactions contemplated by this Agreement, the Indenture, the Third Supplemental Indenture and the Notes will not conflict with or constitute a breach of, or a default (with the passage of time or the giving of notice or otherwise) under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, the articles or certificate of incorporation or by-laws of the Company or any of its subsidiaries, or any bond, debenture, note or any other evidence of indebtedness of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any law, rule, administrative regulation, order or decree of any court or any governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties. Except for the orders of the Commission declaring the Registration Statement or post-effective amendments thereto effective under the 1933 Act and permits and similar authorizations required under the securities or "Blue Sky" laws of certain jurisdictions, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement, the Indenture, the Third Supplemental Indenture and the Notes.

            (x) Material Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, any preliminary prospectus and the Prospectus and prior to the date hereof, neither the Company nor any of its subsidiaries has incurred or will have incurred any liabilities or obligations for borrowed money, direct or contingent, or entered into any transactions not in the ordinary course of business which would have a Material Adverse Effect.

            (xi) Property. The Company and each of its subsidiaries owns, or has valid rights to use in the manner currently used or proposed to be used, all items of real and personal property which are material and which they reasonably believe are necessary to the business of the Company and its subsidiaries taken as a whole (including without limitation all U-Haul Centers, manufacturing facilities, assembly facilities and service centers described or referred to in the Prospectus), free and clear of all liens, encumbrances and claims which may materially interfere with the use thereof or have a Material Adverse Effect.

            (xii) Legal Proceedings; Contracts. Except as described in the Prospectus (exclusive of any amendments), there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in a Material Adverse Effect; and there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

            (xiii) Regulations. Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which might have a Material Adverse Effect.

            (xiv) Licenses. All licenses, permits or registrations required for the business of the Company and each of its subsidiaries, as presently conducted and proposed to be conducted, under any federal, state or local laws, regulations or ordinances (including those related to consumer protection, protection of the environment and regulation of franchising) have been obtained or made, other than any such licenses, permits or registrations, the failure of which to obtain or make, either individually or in the aggregate, would not have a Material Adverse Effect, and each of the Company and its subsidiaries is in compliance with all such licenses, permits or registrations.

            (xv) Environmental. Except as disclosed in the Prospectus (exclusive of any amendments or supplements), the Company and its subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws could not have a Material Adverse Effect. Except as disclosed in the Prospectus (exclusive of any amendments or supplements), neither the

      Company nor any of its subsidiaries is the subject of any pending or threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of its subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of its subsidiaries' business properties or assets or is in contravention of any Environmental Law that could have a Material Adverse Effect. Except as disclosed in the Prospectus (exclusive of any amendments or supplements), neither the Company nor any of its subsidiaries has received any notice or claim, nor are there pending or threatened lawsuits against them, with respect to violations of any Environmental Law or in connection with any release of any Hazardous Material into the environment that, in the aggregate, if the subject of any unfavorable decision, ruling or finding, could have a Material Adverse Effect. As used herein, "Environmental Laws" means any federal, state or local law, regulation, permit, rule or order of any governmental authority, administrative body or court applicable to the Company's or any of its subsidiaries' business operations or the ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

            (xvi) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities owned or to be owned by such person among the securities registered pursuant to the Registration Statement, or, except as described in the Prospectus or in
      Schedule II to this Agreement, to require the Company to file any other registration under the 1933 Act (other than a registration statement on Form S-8) with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

            (xvii) Certain Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Prospectus and which is not so described.

            (xviii) Investment Company Act. The Company is not required to be registered, and is not regulated, as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Investment Company Act").

            (xix) Ratings. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are or, as soon as practicable following the date hereof, will be rated BBB by Fitch, Inc., Ba1 by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

      (b) Additional Certifications. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent.

      (a) Purchases as Principal. Notes purchased from the Company by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinion of counsel and comfort letter pursuant to Sections 8(b), 8(c) and 8(d) hereof.

      If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

            (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

            (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the

Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and such Agent.

      The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

      The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule A hereto.

      (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Company and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be substantially in the form of the guidelines set forth in Exhibit B hereto. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures. Exhibit B may only be amended by written agreement of all the parties hereto.

SECTION 4. Covenants of the Company.

      The Company covenants and agrees with each Agent as follows:

      (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the time when the Registration Statement or any amendment thereto becomes effective or promptly after the filing of any supplement or amendment to the preliminary prospectus or the Prospectus (other than any Incorporated Document or any amendment or supplement relating to an offering of securities other than the Notes); (ii) of the transmittal to the Commission for filing of any supplement to the preliminary prospectus or the Prospectus relating to the Notes or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus; (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the preliminary prospectus or the Prospectus; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus relating to the Notes or for additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (vi) of any downgrading in the rating accorded the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, or of any public announcement that any such organization has under surveillance or review, with possible negative implications, its rating of the Program, the Notes or any of the Company's debt securities promptly after the Company learns of such downgrading, proposal to downgrade or public announcement; and (vii) of the receipt by the Company of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice of suspension of qualification and, if issued, to obtain the lifting thereof as soon as possible.

      (b) Notice of Certain Proposed Filings. The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the Notes, any amendment to the Registration Statement or any amendment or supplement to the preliminary prospectus or the Prospectus relating to the Notes, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

      (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to each Agent as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents filed pursuant to the 1934 Act and incorporated by reference in the preliminary prospectus and the Prospectus) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver the Prospectus in connection with sales or solicitations of offers to purchase the Notes. The Registration Statement, the Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Filing of Amendments. The Company will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be required by the 1933 Act or in the reasonable judgment of the Company or the Agents or that may be requested by the Commission.

      (e) Copies of Amendments. Prior to filing with the Commission any (i) amendment to the Registration Statement or supplement to the Prospectus required by the 1933 Act Regulations or (ii) Prospectus required pursuant to Rule 424 (other than any Incorporated Document or any amendment or supplement relating to an offering of securities other than the Notes), the Company will furnish a copy thereof to the Agents and counsel for the Agents.

      (f) Copies of Public Reports and Required Filings. For a period expiring on the last date on which any Note sold pursuant to this Agreement is outstanding, the Company will furnish to the Agents copies of all materials furnished by the Company to its security holders (excluding proxy statements, annual reports and any other such materials that are otherwise publicly available).

      (g) Revisions of Prospectus; Material Changes. Except as otherwise provided in this subsection, if at any time when a prospectus is required to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given by telephone, and confirmed in writing, to the Agents and the Company will (i) subject to Section 4(b) hereof promptly amend or supplement the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements and (ii) furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request.

      (h) Earnings Statements. The Company will make generally available to its security holders and the Agents as soon as practicable, but not later than 18 months after the date of each acceptance by the Company of an offer to purchase Notes, an earnings statement of the Company and its subsidiaries conforming with the requirements of Section 11(a) of the 1933 Act (including, at the option of the Company, Rule 158 of the 1933 Act), covering each twelve month period commencing after the later of (i) the Effective Date and (ii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance.

      (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with such Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

      (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the prescribed time periods therefor.

      (k) Restriction on Sale of Notes. Unless otherwise agreed upon between one or more Agents acting as principal and the Company, between the date of the agreement by such Agent(s) to purchase the related Notes from the Company and the Settlement Date with respect thereto, the Company will not without the prior written consent of such Agent(s), offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper, if any, in the ordinary course of business); provided, however, that the foregoing covenant shall not apply to any sale and leaseback financing with respect to rental trucks, trailers and related equipment used by the Company in its operations.

      (l) Investment Company Act. The Company will take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act.

      (m) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

      (n) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

      (o) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of Section 4(g) hereof during any period from the time (i) the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Company and
(ii) no Agent shall then hold any Notes purchased from the Company as principal, as the case may be, until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5. Conditions of Agents' Obligations.

      The obligations of one or more Agents to purchase Notes from the Company as principal and to solicit offers for the purchase of Notes as an agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance and observance by the Company of its covenants and other obligations hereunder, and to the following additional conditions precedent:

      (a) Stop Order and Effectiveness. The Prospectus as amended or supplemented with respect to the Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with to the reasonable satisfaction of counsel to the Agents. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 4(i) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

      (b) Statements Within Registration Statement or Prospectus. No Agent shall have discovered and disclosed to the Company that the Registration Statement or any Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) Corporate Proceedings; Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Third Supplemental Indenture, the Notes, the Registration Statement and each Prospectus, and all other legal matters relating to this Agreement, and the transactions contemplated hereby and thereby, shall be satisfactory in all material respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

            (1) Opinion of Company Counsel. The opinion, addressed to the Agents, of Snell & Wilmer L.L.P., counsel for the Company, to the effect that:

                  (a) each of the Company, Amerco Real Estate Company, a Nevada corporation, and U-Haul International, Inc., a Nevada corporation (the foregoing three companies, collectively, the "Nevada Companies"), Oxford Life Insurance Company, an Arizona corporation, and Republic Western Insurance Company, an Arizona corporation, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada or the State of Arizona, as the case may be, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to carry out the transactions contemplated hereunder, and each of the Nevada Companies (other than the Company) is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Arizona;

                  (b) the Company's authorized, issued and outstanding capital stock is as set forth in the Prospectus, except for repurchases of the Company's common stock pursuant to the Company's Stock Repurchase Program since the date of the information incorporated in the Prospectus;

                  (c) each of the Indenture and the Third Supplemental Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the 1939 Act, and (assuming, in reliance upon the opinion delivered pursuant to Section 5(d)(3) hereof, that each of the Indenture and the

            Third Supplemental Indenture is a legal, valid and binding instrument enforceable against all parties thereto under the laws of New York) constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (c) the enforceability thereof is further subject to the qualification that certain waivers, procedures, remedies, and other provisions hereof may be unenforceable under, or limited by, the law of the State of Arizona; however, such limitations do not, in the opinion of such counsel, substantially prevent the practical realization of the benefits intended thereof; and the Notes have been duly authorized by the Company's Board of Directors and, when authorized by the Company's Treasurer or Assistant Treasurer, executed and authenticated in accordance with the provisions of this Agreement, the Indenture and the Third Supplemental Indenture and delivered to and paid for by the purchasers thereof, pursuant to this Agreement, (assuming in reliance upon the opinion delivered pursuant to Section 5(d)(3) hereof that each of the Notes is a legal, valid and binding obligation enforceable against all parties thereto under the laws of New York) will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and the Third Supplemental Indenture, except that (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and
            (z) the enforceability thereof is further subject to the qualification that certain waivers, procedures, remedies, and other provisions thereof may be unenforceable under, or limited by, the law of the State of Arizona; however, such limitations do not, in the opinion of such counsel, substantially prevent the practical realization of the benefits intended thereof;

                  (d) to the best knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required (except for those exhibits which will be incorporated by reference into the Prospectus by means of Form 8-K); and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                  (e) the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than with respect to financial statements and other financial and statistical information, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1939 Act and the applicable rules and regulations thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement (other than with respect to financial statements and other financial and statistical information, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than with respect to financial statements and other financial and statistical information, as to which such counsel need express no opinion) at its date or at the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (f) this Agreement has been duly authorized, executed and delivered by the Company;

                  (g) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agents and such other approvals (specified in such opinion) as have been obtained;

                  (h) neither the execution and delivery of this Agreement, the Indenture or the Third Supplemental Indenture or the issuance and sale of the Notes nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will (i) conflict with the articles or certificate of incorporation or by-laws of the Company or any of its subsidiaries or (ii) result in a breach or violation of or constitute a default under any law or any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or violation of any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, except (with regard to clause (ii)) for such breaches, violations or defaults as would not have a material adverse effect on the condition (financial or other), results of operations, assets, business or prospects of the Company and its subsidiaries taken as a whole;

                  (i) each of the Indenture, the Third Supplemental Indenture and the Notes in the form attached to the Third Supplemental Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

                  (j) an Arizona court and a Nevada court would give effect to the choice of New York law in this Agreement, the Indenture, the Third Supplemental Indenture and the Notes; and

                  (k) the Company is not, and is not directly or indirectly controlled by, or acting on behalf of any person or entity which is, an "investment company" within the meaning of the Investment Company Act.

                  (l) the information in the Prospectus under "Certain United States Federal Income Tax Considerations", to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                  In rendering such opinion, such counsel may rely, (A) as to matters involving the laws of the State of New York, upon the opinion delivered pursuant to Section 5(d)(3) hereof and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. Such counsel may assume, for the purposes of such opinion and without investigation, that the substantive laws of the State of New York do not materially differ from the substantive laws of the State of Arizona, and such counsel need express no opinion as to the laws of New York or their applicability to the matters covered by such opinion. References to the Prospectus in this Section 5(d)(1) include any supplements thereto at the date hereof.

                  For purposes of the opinion rendered in paragraph (j) above to the extent such opinion applies to questions of Nevada law, such counsel may further assume information as to certain contacts between the jurisdictions of New York and the transactions contemplated by the Notes, the Indenture and the Third Supplemental Indenture, including the following:

                        (i) substantial negotiations relating to such transactions have taken place in the State of New York,

                        (ii) the Company is executing and delivering the Notes, the Indenture and the Third Supplemental Indenture in New York in connection with the restructuring of certain of its indebtedness and for certain other lawful and authorized ends,

                        (iii) the Company's financial advisor, as well as the
                  external counsel representing the Agents in connection with such transactions, have offices in the State of New York, and negotiations in connection with such transactions have taken place in certain of their offices, including such offices in New York, and

                        (iv) the Agents are located or have offices in the State of New York.

            (2) Opinion of General Counsel to the Company. The opinion, addressed to the Agents, of Gary V. Klinefelter, Secretary and General Counsel of the Company, to the effect that:

                  (a) each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                  (b) all the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

                  (c) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                  (d) neither the execution and delivery of this Agreement, the Indenture or the Third Supplemental Indenture or the issuance and sale of the Notes nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of or constitute a default under any law or the articles or certificate of incorporation or by-laws of the Company or any of its subsidiaries or any bond, debenture, note or any other evidence of indebtedness of any indenture, mortgage, deed of trust or other material agreement or instrument and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                  (e) to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the

            1934 Act and the 1939 Act and the applicable rules and regulations thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) at its date or at the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (3) Opinion of Counsel to the Agents. The opinion, addressed to the Agents, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents, with respect to the issuance and sale of the Notes, the Indenture, the Third Supplemental Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

      (e) Officers' Certificate. On the date hereof, the Agents shall have received a certificate of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that: (i) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has not been any material adverse change in the condition (financial or other) results of operations, assets, business or prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof; (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission; and (v) no order suspending the sale of the Notes in any jurisdiction designated by the Agents has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened.

      (f) Comfort Letter. On the date hereof, the Company shall furnish customary comfort letters addressed to the Agents, dated the date hereof, in form and substance satisfactory to the Agents, from PricewaterhouseCoopers LLP, independent public accountants, containing the statements and information of the type ordinarily included in accountants' "comfort letters" to Agents with respect to the financial statements and certain financial information relating to the Company contained or incorporated by reference into the Registration Statement and the Prospectus.

      (g) Changes Affecting the Notes. Subsequent to the date hereof or, if earlier, dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any material change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or (ii) any change in or affecting the condition (financial or other), results of operations, assets, business or prospects of the Company and its subsidiaries, taken as a whole, which in any case referred to in clause (i) or
(ii) above, in the judgment of the Agents, materially impairs the investment quality of the Notes.

      (h) Credit Downgrade. Subsequent to the date hereof, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

      (i) Other Documents. Prior to the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

      If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and counsel for the Agents, this Agreement and all obligations of the Agents hereunder may be canceled at, or at any time prior to, the date hereof by the Agents and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 11 hereof, the indemnity and contribution agreement set forth in Sections 9 and 10 hereof, the provisions concerning the representations, warranties and agreements to survive delivery pursuant to Section 12 hereof, the provisions relating to governing law set forth in Section 16 hereof and the provisions set forth under "Parties" of
Section 15 hereof shall remain in effect.

      The documents required to be delivered by this Section 5 shall be delivered at the office of Milbank, Tweed, Hadley & McCloy LLP at 1 Chase Manhattan Plaza, New York, New York 10005, on the date hereof.

SECTION 6. Reimbursement of Agents' Expenses.

      If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Agents set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Agents, the Company will reimburse the Agents severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes, including in connection with this Agreement and with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

SECTION 7. Delivery of and Payment for Notes Sold through an Agent as Agent.

      Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 8. Additional Covenants of the Company.

      The Company further covenants and agrees with each Agent as follows:

      (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

      (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal or (iii) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(e) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however that in the case of an amendment or supplement referred to in clause (i) above, if the Company shall in good faith determine that it does not intend to be in the market during the three months after the date of filing of any such amendment or supplement, the Company may deliver to the Agents a notice, which shall be dated the date of delivery thereof to the Agents, to such effect, in which event the obligation of the Company pursuant to clause (i) above with respect to such amendment or supplement shall be deemed suspended until the earlier of (x) such time as the Company so notifies the Agents that it wishes to re-enter the market and (y) the next such amendment or supplement of the Prospectus or the Registration Statement (provided that this clause (y) shall not prevent the Company from continuing to suspend its obligations under clause (i) above, in accordance with the procedures provided in this Section 8(b), at the time of such amendment or supplement).

      (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal or (iii) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents (x) the written opinion of Snell & Wilmer, L.L.P., counsel to the Company and (y) the written opinion of Gary V. Klinefelter, Secretary and General Counsel of the Company, or other counsel satisfactory to the Agent(s), dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinions referred to in Sections 5(d)(1) and 5(d)(2), respectively, hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing any such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however that in the case of an amendment or supplement referred to in clause (i) above, if the Company shall in good faith determine that it does not intend to be in the market during the three months after the date of filing of any such amendment or supplement, the Company may deliver to the Agents a notice, which shall be dated the date of delivery thereof to the Agents, to such effect, in which event the obligation of the Company pursuant to clause (i) above with respect to such amendment or supplement shall be deemed suspended until the earlier of (x) such time as the Company so notifies the Agents that it wishes to re-enter the market and (y) the next such amendment or supplement of the Prospectus or the Registration Statement (provided that this clause (y) shall not prevent the Company from continuing to suspend its obligations under clause (i) above, in accordance with the procedures provided in this Section 8(c), at the time of such amendment or supplement).

      (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal, the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 5(f) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; provided, however that in the case of an amendment or supplement referred to in clause (i) above, if the Company shall in good faith determine that it does not intend to be in the market during the three months after the date of filing of any such amendment or supplement, the Company may deliver to the Agents a notice, which shall be dated the date of delivery thereof to the Agents, to such effect, in which event the obligation of the Company pursuant to clause (i) above with respect to such amendment or supplement shall be deemed suspended until the earlier of (x) such time as the Company so notifies the Agents that it wishes to re-enter the market and (y) the next such amendment or supplement of the Prospectus or the Registration Statement (provided that this clause (y) shall not prevent the Company from continuing to suspend its obligations under clause (i) above, in accordance with the procedures provided in this Section 8(d), at the time of such amendment or supplement).

SECTION 9. Indemnification.

      (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage or expense whatsoever, joint or several, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of any of the Agents expressly for use in the Registration Statement, such preliminary prospectus or the Prospectus;

            (ii) against any and all loss, liability, claim, damage or expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, joint or several, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or to any controlling person of that Agent.

      (b) Indemnification of Company. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage or expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of such Agent expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any such director, officer or controlling person.

      (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 9(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 10. Contribution.

      In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions so that each Agent is responsible for that portion represented by the percentage that the total commission or discount received by such Agent in respect of the offering of Notes from which such loss, liability, claim, damage and expense arise, to the date of such loss, liability, claim, damage and expense bears to the total sales price of such Notes from the sale to or through such Agent, and the Company is responsible for the balance; provided, however, that (i) in no case shall an Agent be responsible for any amount in excess of the commissions and discounts received by such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 10, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Each Agent's obligation to contribute as provided in this Section 10 are several and not joint.

SECTION 11. Payment of Expenses.

      The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

            (a) The preparation and filing of the Registration Statement and all amendments thereto, any preliminary prospectus and the Prospectus and any amendments or supplements thereto;

            (b)   The preparation, filing and reproduction of this Agreement;

            (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry Notes;

            (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any transfer agent or registrar;

            (e) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation and printing of any Blue Sky Survey and any Legal Investment Survey;

            (f) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, of any preliminary prospectus, of the Prospectus and any amendments or supplements thereto, and any documents incorporated by reference and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

            (g) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture, the Third Supplemental Indenture and all amendments thereto;

            (h) Any fees charged by rating agencies for the rating of the Notes;

            (i) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

            (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

            (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

            (l) The cost of providing any CUSIP or other identification numbers for the Notes;

            (m) The fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes; and

            (n) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for the Notes.

SECTION 13. Termination.

      (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 30 days' prior written notice of such termination to the other party hereto.

      (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated and/or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating of the Program or any such debt securities, or (vi) there shall have come to the attention of such Agent(s) any facts that would cause such Agent(s) to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

      (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions on Notes actually sold earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination
(a) any Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 11 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Sections 12, 15 and 16 hereof shall remain in effect.

SECTION 14. Notices.

      Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

      If to the Company:

            AMERCO
            1325 Airmotive Way
            Suite 100
            Reno, Nevada  89502-3239
            Attention:  Gary V. Klinefelter
                        Secretary and General Counsel
            Telecopy No.: (775) 688-6338

            with a copy to:

            Snell & Wilmer L.L.P.
            One Arizona Center
            Phoenix, Arizona 85004-0001
            Attention:  Michael Donahey
            Telecopy No.: (602) 382-6070

      If to the Agents:

            Merrill Lynch & Co.
            Merrill Lynch, Pierce, Fenner & Smith Incorporated
            4 World Financial Center
            15th Floor
            New York, New York  10080
            Attention:  MTN Product Management
            Telecopy No.: (212) 449-2234

            Banc of America Securities LLC
            Bank of America Corporate Center
            100 North Tryon Street
            Charlotte, North Carolina
            Attention:  MTN Desk
            Telecopy No.: (704) 388-9939

            With a copy to:

                       Lily Chang
                       Banc of America Securities LLC
                       9 West 57th Street
                       New York, New York 10019
                       Telecopy: (212) 847-6442

            J.P. Morgan Securities Inc.
            270 Park Avenue, 8th Floor
            New York, New York 10017
            Attention:  Medium-Term Note Desk
            Telecopy:   (212) 834-6081

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 14.

SECTION 15. Parties.

      This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 9 and 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW; FORUM.

      THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 17. Effect of Headings.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. Counterparts.

      This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

      If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

                                      Very truly yours,

                                      AMERCO


                                      By: ______________________________________
                                          Name:  Gary V. Klinefelter
                                          Title: Secretary and General Counsel

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By:___________________________
      Authorized Signatory


BANC OF AMERICA SECURITIES LLC


By:___________________________
      Authorized Signatory


J.P. MORGAN SECURITIES INC.


By:___________________________
      Authorized Signatory

                                   Schedule I

          List of Significant Subsidiaries pursuant to Section 2(a)(i)

                           Amerco Real Estate Company
                           Oxford Life Insurance Company
                           Republic Western Insurance Company
                           U-Haul International, Inc.

                                   Schedule II

                      List of Agreements to Register Notes


1. Share Repurchase and Registration Rights Agreement, dated as of March 1, 1992, among AMERCO, Paul F. Shoen and PAFRAN, INC.

                                   SCHEDULE A

      As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                   PERCENT OF
MATURITY RANGES                                                 PRINCIPAL AMOUNT
---------------                                                 ----------------
From 9 months to less than 1 year............................        .125%

From 1 year to less than 18 months...........................        .150

From 18 months to less than 2 years..........................        .200

From 2 years to less than 3 years............................        .250

From 3 years to less than 4 years............................        .350

From 4 years to less than 5 years............................        .450

From 5 years to less than 6 years............................        .500

From 6 years to less than 7 years............................        .550

From 7 years to less than 10 years...........................        .600

From 10 years to less than 15 years..........................        .625

From 15 years to less than 20 years..........................        .700

From 20 years to 30 years....................................        .750

Greater than 30 years........................................        *



----------
* As agreed by the Agents and the Company.

                                                                       EXHIBIT A


                                  PRICING TERMS

      Principal Amount: $_______
            (or principal amount of foreign or composite currency)

      Interest Rate or Formula:
            If Fixed Rate Note,
               Interest Rate:
               Interest Payment Dates:
            If Floating Rate Note,
               Interest Rate Basis(es):
                       If LIBOR,
                          [] LIBOR Reuters Page:
                          [] LIBOR Telerate Page:
                          Designated LIBOR Currency:
                       If CMT Rate,
                          Designated CMT Telerate Page:
                             If Telerate Page 7052:
                                [] Weekly Average
                                [] Monthly Average
                          Designated CMT Maturity Index:
               Index Maturity:
               Spread and/or Spread Multiplier, if any:
               Initial Interest Rate, if any:
               Initial Interest Reset Date:
               Interest Reset Dates:
               Interest Payment Dates:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Fixed Rate Commencement Date, if any:
               Fixed Interest Rate, if any:
               Day Count Convention:
               Calculation Agent:

      Redemption Provisions:
            Initial Redemption Date:
            Initial Redemption Percentage:
            Annual Redemption Percentage Reduction, if any:
      Repayment Provisions:
            Optional Repayment Date(s):

      Original Issue Date:
      Stated Maturity Date:
      Specified Currency:
      Exchange Rate Agent:
      Authorized Denomination:
      Purchase Price:  ___%, plus accrued interest, if any, from ___________

      Price to Public: ___%, plus accrued interest, if any, from __________ Issue Price:
      Settlement Date and Time:
      Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

  Officers' Certificate pursuant to Section 8(b) of the Distribution Agreement. Legal Opinion pursuant to Section 8(c) of the Distribution Agreement.
  Comfort Letter pursuant to Section 8(d) of the Distribution Agreement.

                                                                       EXHIBIT B
                                     AMERCO

                            ADMINISTRATIVE PROCEDURES

               FOR FIXED RATE AND FLOATING RATE MEDIUM-TERM NOTES
                          (Dated as of August 30, 2001)

     Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes") are to be offered on a continuous basis by AMERCO, a Nevada corporation (the "Company"), to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and J.P. Morgan Securities Inc. (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated August 30, 2001 (the "Distribution Agreement"), by and among the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes; provided, however, that nothing in the Distribution Agreement shall prevent the Company from selling the Notes directly to investors and other purchasers without the involvement of an Agent.

      Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

      The Notes will be issued as a series of debt securities under a senior Indenture, dated as of April 1, 1999 (the "Indenture"), between the Company and The Bank of New York, as trustee (together with any successor in such capacity, the "Trustee"), as supplemented by a Third Supplemental Indenture, to be dated as of August 30, 2001 (the "Third Supplemental Indenture") between the Company and the Trustee. The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") registering debt securities (which includes the Notes) (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

     The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture, the Third Supplemental Indenture or the Notes, as the case may be.


                          PART I: PROCEDURES OF GENERAL
                                  APPLICABILITY


Date of Issuance/
  Authentication:                       Each Note will be dated as of the date
                                        of its authentication by the Trustee.
                                        Each Note shall also bear an original
                                        issue date (each, an "Original Issue
                                        Date"). The Original Issue Date shall
                                        remain the same for all Notes
                                        subsequently issued upon transfer,
                                        exchange or substitution of an original
                                        Note regardless of their dates of
                                        authentication.

Maturities:                             Each Note will mature on a date nine
                                        months or more from its Original Issue
                                        Date (the "Stated Maturity Date")
                                        selected by the investor or other
                                        purchaser and agreed to by the Company.

Registration:                           Unless otherwise provided in the
                                        applicable Pricing Supplement, Notes
                                        will be issued only in fully registered
                                        form.

Denominations:                          Unless otherwise provided in the
                                        applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
  applicable to
  Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:                   The Notes will be subject to redemption
                                        by the Company in accordance with the
                                        terms of the Notes, which will be fixed
                                        at the time of sale and set forth in the applicable Pricing Supplement. If no
                                        Redemption Date or Initial Redemption
                                        Date is indicated with respect to a
                                        Note, such Note will not be redeemable
                                        prior to its Stated Maturity Date.

                                        The Notes will be subject to repayment
                                        at the option of the Holders thereof in
                                        accordance with the terms of the Notes,
                                        which will be fixed at the time of sale
                                        and set forth in the applicable Pricing
                                        Supplement. If no Optional Repayment
                                        Date is indicated with respect to a
                                        Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
  Interest:                             In case of Fixed Rate Notes, interest
                                        (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                                        The interest rate on each Floating Rate
                                        Note will be calculated by reference to
                                        the specified Interest Rate Basis or
                                        Bases plus or minus the applicable
                                        Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                                        Unless otherwise provided in the
                                        applicable Pricing Supplement, interest
                                        on each Floating Rate Note will be
                                        calculated by multiplying its principal
                                        amount by an accrued interest factor.
                                        Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable

                                        Pricing Supplement, the interest factor
                                        for each such day is computed by
                                        dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Interest Rate Bases applied.

Interest:                               General. Each Note will bear interest in
                                        accordance with its terms. Unless
                                        otherwise provided in the applicable
                                        Pricing Supplement, interest on each
                                        Note will accrue from and including the
                                        Original Issue Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity
                                        Date" with respect to the principal
                                        repayable on such date).

                                        If an Interest Payment Date or the
                                        Maturity Date with respect to any Fixed
                                        Rate Note falls on a day that is not a
                                        Business Day (as defined below), the
                                        required payment to be made on such day
                                        need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes the payment of which is to be made in a currency other than U.S. dollars or composite currencies (such currency or composite currency in which a Note is denominated is the "Specified
                                        Currency"), such day is also not a day
                                        on which banking institutions are
                                        authorized or required by law,
                                        regulation or executive order to close
                                        in the Principal Financial Center (as
                                        defined below) of the country issuing
                                        such Specified Currency (or, in the case of Euros, such day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Banking Day (as defined below). "London Banking Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined below)) in London. "LIBOR Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR will be calculated, it being understood that if no such currency or composite currency is specified in the applicable Pricing Supplement, the LIBOR Currency shall be U.S. dollars. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian Dollars, Deutsche marks, Dutch guilders, Italian lire, South African rand and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Johannesburg and Zurich, respectively.

                                        Regular Record Dates. Unless otherwise
                                        provided in the applicable Pricing
                                        Supplement, the "Regular Record Date"
                                        for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                                        Interest Payment Dates. Interest
                                        payments will be made on each Interest
                                        Payment Date commencing with the first
                                        Interest Payment Date following the
                                        Original Issue Date; provided, however,
                                        the first payment of interest on any
                                        Note originally issued between a Regular
                                        Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                                        Unless otherwise provided in the
                                        applicable Pricing Supplement, interest
                                        payments on Fixed Rate Notes will be
                                        made semiannually in arrears on January
                                        15 and July 15 of each year and on the
                                        Maturity Date, while interest payments
                                        on Floating Rate Notes will be made as
                                        specified in the applicable Pricing
                                        Supplement.

Acceptance and
  Rejection of Offers
  from Solicitation
  as Agents:                            If agreed upon by any Agent and the
                                        Company, then such Agent acting solely
                                        as agent for the Company and not as
                                        principal will solicit purchases of the
                                        Notes. Each Agent will communicate to
                                        the Company, orally or in writing, each
                                        reasonable offer to purchase Notes
                                        solicited by such Agent on an agency
                                        basis, other than those offers rejected
                                        by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be a breach of the Company's agreement contained in the Distribution
                                        Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
  Pricing Supplement:                   If any offer to purchase a Note is
                                        accepted by the Company, the Company
                                        will promptly prepare a Pricing
                                        Supplement reflecting the terms of such
                                        Note. Information to be included in the
                                        Pricing Supplement shall include:


                                        (i)   the name of the Company;

                                        (ii)  the title of the Notes;

                                        (iii) the date of the Pricing Supplement
                                              and the date of the Prospectus to
                                              which the Pricing Supplement
                                              relates;

                                        (iv)  the name of the Offering Agent
                                              (as defined below);

                                        (v)   whether such Notes are being
                                              sold to the Offering Agent as
                                              principal or to an investor or
                                              other purchaser through the
                                              Offering Agent acting as agent for
                                              the Company;

                                        (vi)  with respect to Notes sold to
                                              the Offering Agent as principal,
                                              whether such Notes will be resold
                                              by the Offering Agent to investors
                                              and other purchasers at (i) a
                                              fixed public offering price of a
                                              specified percentage of their
                                              principal amount or (ii) at
                                              varying prices related to
                                              prevailing market prices at the
                                              time of resale to be determined by
                                              the Offering Agent;

                                        (vii) with respect to Notes sold
                                              to an investor or other purchaser
                                              through the Offering Agent acting
                                              as agent for the Company, whether
                                              such Notes will be sold at (i)
                                              100% of their principal amount or
                                              (ii) a specified percentage of
                                              their principal amount;

                                       (viii) the Offering Agent's
                                              discount or commission;

                                       (ix)   net proceeds to the Company;

                                       (x)    the Principal Amount,
                                              Specified Currency, Original Issue
                                              Date, Stated Maturity Date,
                                              Interest Payment Date(s),
                                              Authorized Denomination,
                                              Redemption Date, Initial
                                              Redemption Date, if any, Initial
                                              Redemption Percentage, if any,
                                              Annual Redemption Percentage
                                              Reduction, if any, Optional
                                              Repayment

                                              Date(s), if any, Exchange Rate
                                              Agent, if any, Default Rate, if
                                              any, and, in the case of Fixed
                                              Rate Notes, the Interest Rate, and
                                              whether such Fixed Rate Note is an
                                              Original Issue Discount Note (and,
                                              if so, the Issue Price), and, in
                                              the case of Floating Rate Notes,
                                              the Interest Category, the
                                              Interest Rate Basis or Bases, the
                                              Day Count Convention, Index
                                              Maturity (if applicable), Initial
                                              Interest Rate, if any, Maximum
                                              Interest Rate, if any, Minimum
                                              Interest Rate, if any, Initial
                                              Interest Reset Date, Interest
                                              Reset Dates, Spread and/or Spread
                                              Multiplier, if any, and
                                              Calculation Agent; and

                                        (xi)  any other additional provisions of
                                              the Notes material to investors or
                                              other purchasers of the Notes not
                                              otherwise specified in the
                                              Prospectus.

                                        The Company shall use its reasonable
                                        best efforts to send such Pricing
                                        Supplement by email, telecopy or
                                        overnight express (for delivery by the
                                        close of business on the applicable
                                        trade date, but in no event later than
                                        11:00 a.m. New York City time, on the
                                        Business Day following the applicable
                                        trade date) to the Agent which made or
                                        presented the offer to purchase the
                                        applicable Note (in such capacity, the
                                        "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch & Co., to: Merrill Lynch Production Technologies, 44B Colonial Drive, Piscataway, New Jersey 08854,
                                        Attention: Prospectus Operations/
                                        Nachman Kimerling, (732) 885-2768,
                                        telecopier: (732) 885-2774/5/6, email:
                                        mtnsuppl@na2.us.ml.com, if to Banc of
                                        America Securities LLC, Bank of America
                                        Corporate Center, 100 North Tryon
                                        Street, Charlotte, North Carolina 28255,
                                        Attention: MTN Desk, telecopier: (704)
                                        388-9939, with a copy to Lily Chang,
                                        Banc of America Securities LLC, 9 West
                                        57th Street, New York, New York 10019,
                                        telecopier: (212) 847-6442; if to J.P.
                                        Morgan Securities Inc., to J.P. Morgan
                                        Securities Inc., 270 Park Avenue, 8th
                                        Floor, New York, New York 10017,
                                        Attention: Medium-Term Note Desk,
                                        telecopier: (212) 834-6081 and if to the Trustee, to: 385 Rifle Camp Road, West Paterson, New Jersey 07424, Attention:
                                        Stacey Poindexter, (973) 247-4364,
                                        telecopier: (973) 357-7840. For record
                                        keeping purposes, one copy of such
                                        Pricing Supplement shall also be mailed
                                        or telecopied to Merrill Lynch, Pierce,
                                        Fenner & Smith Incorporated, 4 World
                                        Financial Center, 15th Floor, New York,
                                        New York,

                                        10080, Attention: MTN Product
                                        Management, (212) 449-7476, telecopier:
                                        (212) 449-2234, with a copy to Milbank,
                                        Tweed, Hadley & McCloy LLP, One Chase
                                        Manhattan Plaza, New York, New York
                                        10005, Attention: Arnold B. Peinado,
                                        III, Esq., (212) 530-5546, telecopier
                                        (212) 822-5546.

                                        In each instance that a Pricing
                                        Supplement is prepared, the Offering
                                        Agent will provide a copy of such
                                        Pricing Supplement to each investor or
                                        purchaser of the relevant Notes or its
                                        agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the
                                        Prospectus. Outdated Pricing Supplements
                                        (other than those retained for files)
                                        will be destroyed.

Settlement:                             The receipt of immediately available
                                        funds by the Company in payment for a
                                        Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement". Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global Notes and Certificated
                                        Notes, respectively (each such date
                                        fixed for settlement is hereinafter
                                        referred to as a "Settlement Date"). If
                                        procedures A and B of the applicable
                                        Settlement Procedures with respect to a
                                        particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures
                                        Timetable", such offer shall not be
                                        settled until the Business Day following the completion of settlement procedures
                                        A and B or such later date as the
                                        purchaser and the Company shall agree.

                                        The foregoing settlement procedures may
                                        be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:                       When a decision has been reached to
                                        change the interest rate or any other
                                        variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The
                                        Agents will telephone the Company with
                                        recommendations as to the changed
                                        interest rates or other variable terms.
                                        At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement
                                        Procedures".

Suspension of
  Solicitation;
  Amendment or
  Supplement:                           The Company may instruct the Agents to
                                        suspend solicitation of offers to
                                        purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus
                                        (other than to establish or change
                                        interest rates or formulas, maturities,
                                        prices or other similar variable terms
                                        with respect to the Notes), it will
                                        promptly advise the Agents and will
                                        furnish the Agents and their counsel
                                        with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: Merrill Lynch &
                                        Co., 4 World Financial Center, 15th
                                        Floor, New York, New York 10080,
                                        Attention: MTN Product Management, (212)
                                        449-7476, telecopier: (212) 449-2234; if
                                        to Banc of America Securities LLC, 100
                                        North Tryon Street, Charlotte, North
                                        Carolina 28255, Attention: MTN Desk,
                                        telecopier: (704) 388-9939, with a copy
                                        to Lily Chang, Banc of America
                                        Securities LLC, 9 West 57th

                                        Street, New York, New York 10019,
                                        telecopier: (212) 847-6442; if to J.P.
                                        Morgan Securities Inc., to J.P. Morgan
                                        Securities Inc., 270 Park Avenue, 8th
                                        Floor, New York, New York 10017,
                                        Attention: Medium-Term Note Desk,
                                        telecopier: (212) 834-6081; and if to
                                        the Trustee, to: 385 Rifle Camp Road,
                                        West Paterson, New Jersey, 07424
                                        Attention: Stacey Poindexter, (973)
                                        247-4364, telecopier: (973) 357-7840.
                                        For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, Attention: Arnold B. Peinado, III, Esq., (212) 530-5546, telecopier:
                                        (212) 822-5546.

                                        In the event that at the time the
                                        solicitation of offers to purchase from
                                        the Company is suspended (other than to
                                        establish or change interest rates or
                                        formulas, maturities, prices or other
                                        similar variable terms with respect to
                                        the Notes) there shall be any offers to
                                        purchase Notes that have been accepted
                                        by the Company which have not been
                                        settled, the Company will promptly
                                        advise the Offering Agent and the
                                        Trustee whether such offers may be
                                        settled and whether copies of the
                                        Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:                   A copy of the most recent Prospectus and
                                        the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:                           The Agents will have no obligation or
                                        liability to the Company or the Trustee
                                        in respect of the authenticity of the
                                        signature of any officer, employee or
                                        agent of the Company or the Trustee on
                                        any Note.

Documents Incorporated
  by Reference:                         The Company shall supply the Agents with
                                        an adequate supply of all documents
                                        incorporated by reference in the
                                        Registration Statement and the
                                        Prospectus.


                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

     In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated August 30, 2001, and a Certificate Agreement, dated August 17, 1987, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                               All Fixed Rate Notes issued in
                                        book-entry form having the same Original
                                        Issue Date, Specified Currency, Interest
                                        Rate, Default Rate, Interest Payment
                                        Dates, redemption and/or repayment
                                        terms, if any, and Stated Maturity Date
                                        (collectively, the "Fixed Rate Terms")
                                        will be represented initially by a
                                        single Global Note; and all Floating
                                        Rate Notes issued in book-entry form
                                        having the same Original Issue Date,
                                        Specified Currency, Interest Category,
                                        formula for the calculation of interest
                                        (including the Interest Rate Basis or
                                        Bases, which may be the CD Rate, the CMT
                                        Rate, the Commercial Paper Rate, the
                                        Eleventh District Cost of Funds Rate,
                                        the Federal Funds Rate, LIBOR, the Prime
                                        Rate or the Treasury Rate or any other
                                        interest rate basis or formula, and
                                        Spread and/or Spread Multiplier, if
                                        any), Day Count Convention, Initial
                                        Interest Rate, Default Rate, Index
                                        Maturity (if applicable), Minimum
                                        Interest Rate, if any, Maximum Interest
                                        Rate, if any, redemption and/or
                                        repayment terms, if any, Interest
                                        Payment Dates, Initial Interest Reset
                                        Date, Interest Reset Dates and Stated
                                        Maturity Date (collectively, the
                                        "Floating Rate Terms") will be
                                        represented initially by a single Global
                                        Note.

                                        For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                                        Owners of beneficial interests in Global
                                        Notes will be entitled to physical
                                        delivery of Certificated Notes equal in
                                        principal amount to their respective
                                        beneficial interests only upon certain
                                        limited circumstances described in the
                                        Prospectus.

Identification:                         The Company has arranged with the CUSIP
                                        Service Bureau of Standard & Poor's
                                        Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The
                                        Company will assign CUSIP numbers to
                                        Global Notes as described below under
                                        Settlement Procedure B. DTC will notify
                                        the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                                        Notes, and, if it deems necessary, the
                                        Company will reserve and obtain
                                        additional CUSIP numbers for assignment
                                        to Global Notes. Upon obtaining such
                                        additional CUSIP numbers, the Company
                                        will deliver a list of such additional
                                        numbers to the Trustee and DTC. Notes
                                        issued (if permitted pursuant to the
                                        Program (as defined in the Distribution
                                        Agreement)) in book-entry form in excess of an amount specified by DTC (such amount, currently $400,000,000 or the equivalent thereof in one or more foreign or composite currencies, the
                                        "Specified Amount") and otherwise
                                        required to be represented by the same
                                        Global Note will instead be represented
                                        by two or more Global Notes which shall
                                        all be assigned the same CUSIP number.

Registration:                           Unless otherwise specified by DTC, each
                                        Global Note will be registered in the
                                        name of Cede & Co., as nominee for DTC,
                                        on the register maintained by the
                                        Trustee under the Indenture and the
                                        Third Supplemental Indenture. The
                                        beneficial owner of a Note issued in
                                        book-entry form (i.e., an owner of a
                                        beneficial interest in a Global Note)
                                        (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                                        Participants, a credit balance with
                                        respect to such Note issued in
                                        book-entry form in the account of such
                                        Participants. The ownership interest of
                                        such beneficial owner in such Note
                                        issued in book-entry
                                        form will be recorded through the
                                        records of such Participants or through
                                        the separate records of such
                                        Participants and one or more indirect
                                        participants in DTC.

Transfers:                              Transfers of beneficial ownership
                                        interests in a Global Note will be
                                        accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                              The Trustee may deliver to DTC and the
                                        CUSIP Service Bureau at any time a
                                        written notice specifying (a) the CUSIP
                                        numbers of two or more Global Notes
                                        outstanding on such date that represent
                                        Global Notes having the same Fixed Rate
                                        Terms or Floating Rate Terms, as the
                                        case may be (other than Original Issue
                                        Dates), and for which interest has been
                                        paid to the same date; (b) a date,
                                        occurring at least 30 days after such
                                        written notice is delivered and at least
                                        30 days before the next Interest Payment
                                        Date for the related Notes issued in
                                        book-entry form, on which such Global
                                        Notes shall be exchanged for a single
                                        replacement Global Note; and (c) a new
                                        CUSIP number, obtained from the Company, to be assigned to such replacement
                                        Global Note. Upon receipt of such a
                                        notice, DTC will send to its
                                        Participants (including the Trustee) a
                                        written reorganization notice to the
                                        effect that such exchange will occur on
                                        such date. Prior to the specified
                                        exchange date, the Trustee will deliver
                                        to the CUSIP Service Bureau written
                                        notice setting forth such exchange date
                                        and the new CUSIP number and stating
                                        that, as of such exchange date, the
                                        CUSIP numbers of the Global Notes to be
                                        exchanged will no longer be valid. On
                                        the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                                        Notwithstanding the foregoing, if the
                                        Global Notes to be exchanged exceed the
                                        Specified Amount, one replacement Note
                                        will be authenticated and issued to
                                        represent the Specified Amount of the
                                        exchanged Global Notes and an additional
                                        Global Note or Notes will be
                                        authenticated and issued to represent
                                        any remaining principal amount of such
                                        Global Notes (See "Denominations"
                                        below).

Denominations:                          Unless otherwise provided in the
                                        applicable Pricing Supplement, Notes
                                        issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of the Specified Amount. If one or more Notes are issued in book-entry form in excess of the Specified Amount and would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Specified Amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:                         Payments of Interest Only. Promptly
                                        after each Regular Record Date, the
                                        Trustee will deliver to the Company and
                                        DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following
                                        Interest Payment Date (other than an
                                        Interest Payment Date coinciding with
                                        the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such
                                        Interest Payment Date, the Company will
                                        pay to the Trustee in immediately
                                        available funds an amount sufficient to
                                        pay the interest then due and owing on
                                        the Global Notes, and upon receipt of
                                        such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global
                                        Notes (other than on the Maturity Date)
                                        which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of that amount of interest due and owing on any Global
                                        Notes that Participants have elected to
                                        receive in foreign or composite
                                        currencies directly to such
                                        Participants.

                                        Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                                        Payments at Maturity. On or about the
                                        first Business Day of each month, the
                                        Trustee will deliver to the Company and
                                        DTC a written list of principal,
                                        premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                                        Manner of Payment. The total amount of
                                        any principal, premium, if any, and
                                        interest due on Global Notes on any
                                        Interest Payment Date or the Maturity
                                        Date, as the case may be, which is
                                        payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                                        Withholding Taxes. The amount of any
                                        taxes required under applicable law to
                                        be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
  Procedures:                           Settlement Procedures with regard to
                                        each Note in book-entry form sold by an
                                        Agent, as agent of the Company, or
                                        purchased by an Agent, as principal,
                                        will be as follows:

                                        A.   The Offering Agent will advise the
                                             Company by telephone, confirmed by
                                             facsimile, of the following
                                             settlement information:

                                             1.   Principal amount, Authorized
                                                  Denomination, and Specified
                                                  Currency.

                                             2.   Exchange Rate Agent, if any.

                                             3.   (a)  Fixed Rate Notes:

                                                       (i)  Interest Rate.

                                                       (ii) Interest Payment
                                                            Dates.

                                                       (iii) Whether such Note
                                                            is being issued with
                                                            Original Issue
                                                            Discount and, if so,
                                                            the terms thereof.

                                                  (b)  Floating Rate Notes:

                                                       (i)  Interest Category.

                                                       (ii) Interest Rate Basis
                                                            or Bases.

                                                       (iii) Initial Interest
                                                             Rate.

                                                       (iv) Spread and/or
                                                            Spread Multiplier,
                                                            if any.

                                                       (v)  Initial Interest
                                                            Reset Date or
                                                            Interest Reset
                                                            Dates.

                                                       (vi) Interest Payment
                                                            Dates.

                                                       (vii)Index Maturity, if
                                                            any.

                                                       (viii) Maximum and/or
                                                              Minimum Interest
                                                              Rates, if any.

                                                       (ix) Day Count
                                                            Convention.

                                                       (x) Calculation
                                                           Agent.



                                             4.   Price to public, if any, of
                                                  such Note (or whether such
                                                  Note is being offered at
                                                  varying prices relating to
                                                  prevailing market prices at
                                                  time of resale as determined
                                                  by the Offering Agent).

                                             5.   Trade Date.

                                             6.   Settlement Date (Original
                                                  Issue Date).

                                             7.   Stated Maturity Date.

                                             8.   Redemption provisions, if any.

                                             9.   Repayment provisions, if any.

                                             10.  Default Rate, if any.

                                             11.  Net proceeds to the Company.

                                             12.  The Offering Agent's discount
                                                  or commission.

                                             13.  Whether such Note is being
                                                  sold to the Offering Agent as
                                                  principal or to an investor or
                                                  other purchaser through the
                                                  Offering Agent acting as agent
                                                  for the Company.

                                             14.  Such other information
                                                  specified with respect to such
                                                  Note (whether by Addendum or
                                                  otherwise).

                                        The Company will assign a CUSIP number
                                               to the Global Note representing
                                               such Note and then advise the
                                               Trustee by facsimile transmission
                                               or other electronic transmission
                                               of the above settlement
                                               information received from the
                                               Offering Agent, such CUSIP number
                                               and the name of the Offering
                                               Agent. The Company will also
                                               advise the Offering Agent of the
                                               CUSIP number assigned to the
                                               Global Note.

                                        The Trustee will communicate to DTC and
                                               the Offering Agent through DTC's
                                               Participant Terminal System a
                                               pending deposit message
                                               specifying the following
                                               settlement information:

                                             (xii) The information set forth in
                                                   the Settlement Procedure A.

                                             (xiii) Identification numbers
                                                    of the participant accounts
                                                    maintained by DTC on behalf
                                                    of the Trustee and the
                                                    Offering Agent.

                                             (xiv) Identification of the
                                                   Global Note as a Fixed Rate
                                                   Global Note or Floating Rate
                                                   Global Note.

                                             (xv)  Initial Interest Payment
                                                   Date for such Note, number of
                                                   days by which such date
                                                   succeeds the related record
                                                   date for DTC purposes (or, in
                                                   the case of Floating Rate
                                                   Notes which reset daily or
                                                   weekly, the date five
                                                   calendar days preceding the
                                                   Interest Payment Date) and,
                                                   if
                                                   then calculable, the amount
                                                   of interest payable on such
                                                   Interest Payment Date (which
                                                   amount shall have been
                                                   confirmed by the Trustee).

                                             (xvi) CUSIP number of the Global
                                                   Note representing such Note.

                                             (xvii) Whether such Global Note
                                                    represents any other Notes
                                                    issued or to be issued in
                                                    book-entry form.

                                             DTC will arrange for each pending
                                             deposit message described above to
                                             be transmitted to Standard & Poor's
                                             Corporation, which will use the
                                             information in the message to
                                             include certain terms of the
                                             related Global Note in the
                                             appropriate daily bond report
                                             published by Standard & Poor's
                                             Corporation.

                                         The Trustee will complete and
                                             authenticate the Global Note
                                             representing such Note.

                                         DTC will credit such Note to the
                                             participant account of the Trustee
                                             maintained by DTC.

                                         The Trustee will enter an SDFS deliver
                                             order through DTC's Participant
                                             Terminal System instructing DTC (i)
                                             to debit such Note to the Trustee's
                                             participant account and credit such
                                             Note to the participant account of
                                             the Offering Agent maintained by
                                             DTC and (ii) to debit the
                                             settlement account of the Offering
                                             Agent and credit the settlement
                                             account of the Trustee maintained
                                             by DTC, in an amount equal to the
                                             price of such Note less such
                                             Offering Agent's discount or
                                             underwriting commission, as
                                             applicable. Any entry of such a
                                             deliver order shall be deemed to
                                             constitute a representation and
                                             warranty by the Trustee to DTC that
                                             (i) the Global Note representing
                                             such Note has been issued and
                                             authenticated and (ii) the Trustee
                                             is holding such Global Note
                                             pursuant to the Certificate
                                             Agreement.

                                          In the case of Notes in book-entry
                                             form sold through the Offering
                                             Agent, as agent, the Offering Agent
                                             will enter an SDFS deliver order
                                             through DTC's Participant Terminal
                                             System instructing DTC (i) to debit
                                             such Note to the Offering Agent's
                                             participant
                                             account and credit such Note to the
                                             participant account of the
                                             Participants maintained by DTC and
                                             (ii) to debit the settlement
                                             accounts of such Participants and
                                             credit the settlement account of
                                             the Offering Agent maintained by
                                             DTC in an amount equal to the
                                             initial public offering price of
                                             such Note.

                                        Transfers of funds in accordance
                                             with SDFS deliver orders described
                                             in Settlement Procedures F and G
                                             will be settled in accordance with
                                             SDFS operating procedures in effect
                                             on the Settlement Date.

                                        Upon receipt, the Trustee will pay
                                             the Company, by wire transfer of
                                             immediately available funds to an
                                             account specified by the Company to
                                             the Trustee from time to time, the
                                             amount transferred to the Trustee
                                             in accordance with Settlement
                                             Procedure F.

                                         The Trustee will send a copy of the
                                             Global Note by first class mail to
                                             the Company together with a
                                             statement setting forth the
                                             principal amount of Notes
                                             Outstanding as of the related
                                             Settlement Date after giving effect
                                             to such transaction and all other
                                             offers to purchase Notes of which
                                             the Company has advised the Trustee
                                             but which have not yet been
                                             settled.

                                          If such Note was sold through the
                                             Offering Agent, as agent, the
                                             Offering Agent will confirm the
                                             purchase of such Note to the
                                             investor or other purchaser either
                                             by transmitting to the Participant
                                             with respect to such Note a
                                             confirmation order through DTC's
                                             Participant Terminal System or by
                                             mailing a written confirmation to
                                             such investor or other purchaser.

Settlement Procedures
  Timetable:                            For offers to purchase Notes accepted by
                                        the Company, Settlement Procedures A
                                        through K set forth above shall be
                                        completed as soon as possible following
                                        the trade but not later than the
                                        respective times (New York City time)
                                        set forth below:

                                        SETTLEMENT
                                        PROCEDURE                  TIME
                                        ---------                  ----
                                          A                 11:00 a.m. on the trade date or within one hour following the trade

                                          B                 12:00 noon on the trade date or within one hour following the trade
                                          C                 No later than the close of business on the trade date
                                          D                 9:00 a.m. on Settlement Date
                                          E                 10:00 a.m. on Settlement Date
                                          F-G               No later than 2:00 p.m. on Settlement Date
                                          H                 4:00 p.m. on Settlement Date
                                          I-K               5:00 p.m. on Settlement Date


                                        Settlement Procedure H is subject to
                                        extension in accordance with any
                                        extension of Fedwire closing deadlines
                                        and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                        If settlement of a Note issued in
                                        book-entry form is rescheduled or
                                        canceled, the Trustee will deliver to
                                        DTC, through DTC's Participant Terminal
                                        System, a cancellation message to such
                                        effect by no later than 5:00 p.m., New
                                        York City time, on the Business Day
                                        immediately preceding the scheduled
                                        Settlement Date.

Failure to Settle:                      If the Trustee fails to enter an SDFS
                                        deliver order with respect to a Note
                                        issued in book-entry form pursuant to
                                        Settlement Procedure F, the Trustee may
                                        deliver to DTC, through DTC's
                                        Participant Terminal System, as soon as
                                        practicable a withdrawal message
                                        instructing DTC to debit such Note to
                                        the participant account of the Trustee
                                        maintained at DTC. DTC will process the
                                        withdrawal message, provided that such
                                        participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                                        If withdrawal messages are processed
                                        with respect to a portion of the Notes
                                        represented by a Global Note, the
                                        Trustee will exchange such Global Note
                                        for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global
                                        Note and shall bear the CUSIP number of
                                        the surrendered Global Note.

                                        In the case of any Note in book-entry
                                        form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                                        Notwithstanding the foregoing, upon any
                                        failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.


                   PART III: PROCEDURES FOR CERTIFICATED NOTES


Denominations:                          Unless otherwise provided in the
                                        applicable Pricing Supplement, the
                                        Certificated Notes will be issued in
                                        denominations of $1,000 and integral
                                        multiples thereof.

Payments of Principal,
  Premium, if any,
  and Interest:                         Upon presentment and delivery of the
                                        Certificated Note, the Trustee upon
                                        receipt of immediately available funds
                                        from the Company will pay the principal
                                        of, premium, if any, and interest on,
                                        each Certificated Note on the Maturity
                                        Date in immediately available funds. All interest payments on a Certificated
                                        Note, other than interest due on the
                                        Maturity Date, will be made by check
                                        mailed to the address of the person
                                        entitled thereto as such address shall
                                        appear in the Security Register;
                                        provided, however, that Holders of
                                        $10,000,000 or more in aggregate
                                        principal amount of Certificated Notes
                                        (whether having identical or different
                                        terms and provisions) shall be entitled
                                        to receive such interest payments by
                                        wire transfer of immediately available
                                        funds if appropriate wire transfer
                                        instructions have been received in
                                        writing by the Trustee not less than 15
                                        calendar days prior to the applicable
                                        Interest Payment Date.

                                        The Trustee will provide monthly to the
                                        Company a list of the principal,
                                        premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                                        Certificated Notes presented to the
                                        Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement
  Procedures:                           Settlement Procedures with regard to
                                        each Certificated Note purchased by an
                                        Agent, as principal, or through an
                                        Agent, as agent, shall be as follows:

                                        A.   The Offering Agent will advise the
                                             Company by telephone of the
                                             following Settlement information
                                             with regard to each Certificated
                                             Note:


                                             (xviii)   Exact name in which the
                                                       Certificated Note(s) is
                                                       to be registered (the
                                                       "Registered Owner").

                                             (xix)     Exact address or
                                                       addresses of the
                                                       Registered Owner for
                                                       delivery, notices and
                                                       payments of principal,
                                                       premium, if any, and
                                                       interest.

                                             (xx)      Taxpayer identification
                                                       number of the Registered
                                                       Owner.

                                             (xxi)     Principal amount,
                                                       Authorized Denomination
                                                       and Specified Currency.

                                             (xxii)    Exchange Rate Agent, if
                                                       any.

                                             (xxiii)   (a) Fixed Rate Notes:

                                                           (i)   Interest Rate.

                                                           (ii)  Interest
                                                                 Payment Dates.

                                                           (iii) Whether such
                                                                 Note is being
                                                                 issued with
                                                                 Original Issue
                                                                 Discount and,
                                                                 if so, the
                                                                 terms thereof.

                                                       (b)  Floating Rate Notes:

                                                            (i)  Interest
                                                                 Category.

                                                            (ii) Interest Rate
                                                                 Basis or Bases.

                                                            (iii)Initial
                                                                 Interest Rate.

                                                            (iv) Spread and/or
                                                                 Spread
                                                                 Multiplier, if
                                                                 any.

                                                            (v)  Initial
                                                                 Interest Reset
                                                                 Date and
                                                                 Interest Reset
                                                                 Dates.

                                                            (vi) Interest
                                                                 Payment Dates.

                                                            (vii) Index
                                                                  Maturity, if
                                                                  any.

                                                            (viii)Maximum and/or
                                                                  Minimum
                                                                  Interest
                                                                  Rates, if any.

                                                            (ix)  Day Count
                                                                  Convention.

                                                            (x)   Calculation
                                                                  Agent.

                                             (xxiv)    Price to public of such
                                                       Certificated Note (or
                                                       whether such Note is
                                                       being offered at varying
                                                       prices relating to
                                                       prevailing market prices
                                                       at time of resale as
                                                       determined by the
                                                       Offering Agent).

                                             (xxv)     Trade Date.

                                             (xxvi)    Settlement Date (Original
                                                       Issue Date).

                                             (xxvii)   Stated Maturity Date.

                                             (xxviii)  Redemption provisions, if
                                                       any.

                                             (xxix)    Repayment provisions, if
                                                       any.

                                             (xxx)     Default Rate, if any.

                                             (xxxi)    Net proceeds to the
                                                       Company.

                                             (xxxii)   The Offering Agent's
                                                       discount or commission.

                                             (xxxiii)  Whether such Note is
                                                       being sold to the
                                                       Offering Agent as
                                                       principal or to an
                                                       investor or other
                                                       purchaser through the
                                                       Offering Agent acting as
                                                       agent for the Company.

                                             (xxxiv)   Such other information
                                                       specified with respect to
                                                       such Note (whether by
                                                       Addendum or otherwise).

                                       B.    After receiving such settlement
                                             information from the Offering
                                             Agent, the Company will advise the
                                             Trustee of the above settlement
                                             information by facsimile
                                             transmission confirmed by
                                             telephone. The Company will cause
                                             the Trustee to issue, authenticate
                                             and deliver the Certificated Note.

                                       C.    The Trustee will complete the
                                             Certificated Note in the form
                                             approved by the Company and the
                                             Offering Agent, and will make three
                                             copies thereof (herein called "Stub
                                             1", "Stub 2" and "Stub 3") in a
                                             packet containing the following
                                             documents:

                                             1.   Certificated Note with the
                                                  Offering Agent's confirmation,
                                                  if traded on a principal
                                                  basis, or the Offering Agent's
                                                  customer confirmation, if
                                                  traded on an agency basis.

                                             2.   Stub 1 for Trustee.

                                             3.   Stub 2 for Offering Agent.

                                             4.   Stub 3 for the Company.

                                        D.   With respect to each trade, the
                                             Trustee will deliver the
                                             Certificated Note and Stub 2
                                             thereof to the Offering Agent at
                                             the following applicable address:
                                             Merrill Lynch, Pierce, Fenner &
                                             Smith Incorporated, Merrill Lynch
                                             Money Markets Clearance, 55 Water
                                             Street, 3rd Floor Plaza Level, DTC
                                             New York Window, New York, New York
                                             10041, Attention: Morna Noel, (212)
                                             855-2403, telecopier: (212)
                                             855-2457; Banc of America
                                             Securities LLC, c/o The Bank of New
                                             York, 1 Wall Street, 3rd Floor,
                                             Dealer Clearance Window B, NMS A/C
                                             014188, New York, New York 10015,
                                             Attention: Joe Cangelosi, (212)
                                             635-7025, telecopier: (212)
                                             635-7170; J.P. Morgan Securities
                                             Inc., 270 Park Avenue, 8th Floor,
                                             New York, New York 10017,
                                             Attention: Medium Term Note Desk,
                                             telecopier: (212) 834-6081. and The
                                             Trustee will keep Stub 1. The
                                             Offering Agent will acknowledge
                                             receipt of the Certificated Note
                                             through a broker's receipt and will
                                             keep Stub 2. Delivery of the
                                             Certificated Note will be made only
                                             against such acknowledgment of
                                             receipt. Upon determination that
                                             the Certificated Note has been
                                             authorized, delivered and completed
                                             as aforementioned, the Offering
                                             Agent will wire the net proceeds of
                                             the Certificated Note after
                                             deduction of its applicable
                                             commission to the Company pursuant
                                             to standard wire instructions given
                                             by the Company.

                                        E.   In the case of a Certificated Note
                                             sold through the Offering Agent, as
                                             agent, the Offering Agent will
                                             deliver such Certificated Note
                                             (with the confirmation) to the
                                             purchaser against payment in
                                             immediately available funds.

                                        F.   The Trustee will send Stub 3 to the
                                             Company.

Settlement
  Procedures
  Timetable:                            For offers to purchase Certificated
                                        Notes accepted by the Company,
                                        Settlement Procedures A through F set
                                        forth above shall be completed as soon
                                        as possible following the trade but not
                                        later than the respective times (New
                                        York City time) set forth below:


                                        SETTLEMENT
                                        PROCEDURE                  TIME
                                        ---------                  ----
                                               A         11:00 a.m. on the trade date or within one hour following the trade
                                               B         12:00 noon on the trade date or within one hour following the trade
                                               C-D       2:15 p.m. on Settlement Date
                                               E         3:00 p.m. on Settlement Date
                                               F         5:00 p.m. on Settlement Date

Failure to Settle:                      In the case of Certificated Notes sold
                                        through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                                        The Trustee, upon receipt of such
                                        Certificated Note from the Offering
                                        Agent, will immediately advise the
                                        Company and the Company will promptly
                                        arrange to credit the account of the
                                        Offering Agent in an amount of
                                        immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.